Exhibit 10.2
AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT
This Amended and Restated Management Services Agreement (this “Agreement”), dated and effective as of September ▶▶[_____], 2008, is made by and among Rio Vista Operating LLC, an Oklahoma limited liability company (“Manager”), Rio Vista Energy Partners L.P., a Delaware limited partnership (“Parent”), and Rio Vista Penny LLC, an Oklahoma limited liability company (“Company”), for their mutual benefit and for the benefit of the Persons named in Section 12 below.
RECITALS:
WHEREAS, Company wishes for Manager to provide certain management and general and administrative support services to Company and Manager wishes to provide such management and services to Company as provided herein; and
WHEREAS, Holders (defined below) are providing financing to Company in reliance on this Agreement and each party hereto has executed and delivered this Agreement in order to induce Holders to provide such financing and with the understanding that Holders are providing such financing in reliance upon this Agreement; and
WHEREAS, Parent indirectly owns all of the outstanding equity interests of Company and Manager; and
WHEREAS, each of Manager and Parent derive substantial and material benefit from the credit provided by Holders to Company and has determined that its execution, delivery and performance of this Agreement may reasonably be expected to benefit it, directly or indirectly, and are in its best interest.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, of the premises in the Recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings given them in the Note Purchase Agreement (defined below). In addition to terms defined above, the following terms shall have the following meaning when used herein:
“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities or other equity interests (on a fully diluted basis) having ordinary voting power for the election of directors, the managing general partner or partners or the managing member or members or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Administrative Agent” means the Person who, at the time in question, is the “Administrative Agent” under the Note Purchase Agreement.
“AMI” means the “Project Area” as defined in the Credit Agreement, which consists of Haskell County, Oklahoma, McIntosh County, Oklahoma, and Pittsburgh County, Oklahoma.
“Express Beneficiaries” has the meaning given to such term in Section 12.
“Holder Parties” means Administrative Agent and Holders.
“Holders” means all Persons who at any time are “Holders” under the Note Purchase Agreement.
“Initial Parent Financial Statements” means (a) the audited annual financial statements of Parent dated as of December 31, 2006, and (b) the unaudited quarterly financial statements of Parent dated as of June 30, 2007.
“JOA” means any joint operating agreement or contract operating agreement to which any of the Properties is subject.
“Lease Level Payables” means, with respect to any ANCF Quarter and without duplication, the following costs and expenses of or attributable to Company for the ownership and operation of the Properties during such ANCF Quarter: (a) Direct Taxes paid on the Properties or the production of Hydrocarbons, (b) ANCF LOE, (c) ANCF Transportation Costs, (d) ANCF Overhead Costs, if any, other than Permitted G&A Expenses, and (e) ANCF Capital Expenditures, provided that Lease Level Payables shall in no event include any costs or expenses to provide the Services.
“Note Purchase Agreement” means that certain Note Purchase Agreement dated November 19, 2007, by and among Company Administrative Agent and Holders, as from time to time amended, supplemented or restated.
“Properties” means, collectively, those undivided interests in oil and gas properties and interests in other real and personal property that are, at the time in question, owned by Company or any of its Subsidiaries.
“Related Contracts” means any contracts or agreements between Company and any Related Party relating to the Properties, whether relating to the operation or development of any of the Properties, or the drilling and completion of wells on the Properties, or the gathering, treating, storage, processing, compressing, transporting, and handling of Hydrocarbons produced from any of the Properties, or otherwise.
“Related Parties” means Manager, Parent, and any other Subsidiary of Parent other than Company.
[Amended and Restated Management Services Agreement]

“Service Fee” means, with respect to any ANCF Quarter, an amount equal to $50,000; provided that such amount shall be reduced to $0.00 (or such higher amount as may be approved by Administrative Agent in its sole and absolute discretion) for any ANCF Quarter during which a Default or Event of Default exists or existed or during which a Coverage Deficiency existed (other than the Designated Defaults defined and described in the First Amendment to Note Purchase Agreement of even date herewith among Company, Administrative Agent, and the Holders).
“Services” has the meaning given to such term in Section 2.
“Subordinated Liabilities” has the meaning given to such term in Section 8.
As used in this Agreement: the word “or” is not exclusive; the word “including” (in its various forms) means “including without limitation”; pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit hereof unless otherwise specifically provided. This Agreement is the result of negotiations between, and has been reviewed by, Manager, Company, Administrative Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the joint product of the parties hereto, and no ambiguity shall be construed in favor of or against any party hereto or beneficiary hereof.
Section 2. Management Services. During the term hereof, Manager shall, at its own cost and expense: (i) advise and consult with Company regarding all aspects of Company’s development, operations and expansion, (ii) provide (or cause to be provided) management expertise and consulting services for the development and implementation of operational and financial plans of Company and for strategic planning and decisions of Company, and (iii) provide (or cause to be provided) administrative support services to Company as necessary or useful for the operations of the business of Company and Company’s Subsidiaries (collectively, the “Services” which, for the avoidance of doubt, shall not include capital expenditures that are included in the APOD), including the following specific Services:
(a) Overhead Services. Manager will provide all general and administrative overhead services and other general and administrative services.
(b) Reports and Information. Manager will provide all assistance (from both Manager’s own staff and from outside accountants and other service providers) required in order to furnish to Holders the reports and other information required to be furnished under the Note Documents, including the engagement of third party engineers, auditors, and accountants and the timely delivery of all financial statements and engineering reports (both in-house and third party) required under the Note Purchase Agreement.
(c) Lease and Land Administration. Manager will provide all necessary or useful lease and land administration services, including administering all leases and division orders, and maintaining all land, lease and other related records, providing associated services, and paying rentals, shut-in payments and other lease payments.
[Amended and Restated Management Services Agreement]

(d) Marketing. Manager will provide all marketing, gas control, and contract administration services necessary or useful to sell the hydrocarbons produced from the Properties.
(e) Accounting. Manager will perform all revenue and joint interest accounting functions attributable to the Properties, including but not limited to:
(i)	royalty and other lease payments,

(ii)	payment of accounts payable,

(iii)	collection of accounts receivable,

(iv)	computation and payment of severance and other taxes based on production,

(v)	gas balancing, and

(vi)	general ledger and financial reporting activities.
(f) Operations. To the extent any Properties are not subject to a JOA, or are subject to a JOA under which Company or any Subsidiary of Company is named as operator, Manager will provide all operation functions and services with respect to the Properties that would be provided by a reasonable and prudent operator.
(g) Information Systems. Manager will provide computer use and/or facilities necessary to manage and operate the Properties and maintain the records of Company.
(h) Sales of Properties by Company. Manager will retain all consultants and advisors necessary or advisable to assist with any sale of the Properties and will cooperate with Company to facilitate any sale of the Properties.
(i) Tax Returns. Parent and/or Manager will arrange for the preparation of all federal, state and local tax returns required of Company or any Subsidiary of Company.
(j) Budgets & Forecasts. Parent and Manager will establish operating and capital budgets and forecasts for Company and its Subsidiaries and monitor their receipts, income and expenditures.
(k) Compliance. Manager will take all actions, and file all reports and notices, to cause the operations of Company and its Subsidiaries to be in compliance with all applicable laws, rules and regulations. Manager will monitor the compliance by Company and its Subsidiaries with covenants required by Company’s lenders.
(l) Insurance. Manager will arrange for insurance policies as required under the Note Purchase Agreement and will pay for all premiums associated therewith.
[Amended and Restated Management Services Agreement]

(m) Accounting. Manager will maintain a general ledger with respect to the business and attendant accounting matters of Company and its Subsidiaries.
(n) Bank Accounts. Manager will open, maintain, and reconcile one or more bank accounts on behalf of Company out of which expenses of Company and its Subsidiaries may be paid by Manager, including all amounts due from Company to Manager hereunder.
(o) Outside Professionals. Manager will retain, manage and supervise the outside accountants and attorneys of Company and coordinate the annual audit of Company’s books and records.
Section 3. Performance and Authority.
(a) Standard of Care. Manager shall provide the Services in a timely and current manner, consistent with management and administrative practices that it would provide for itself in the performance of services similar to the Services.
(b) Independent Contractor Relationship. With respect to its performance of the Services, Manager is an independent contractor, with the authority to control, oversee and direct the performance of the details of the Services.
(c) No Joint Venture or Partnership. This Agreement is not intended to and shall not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of any state.
(d) Performance of Services by Company. The parties to this Agreement understand and agree that Company may at its election provide certain Services for its own account, and to the extent Company adequately and timely does so Manager need not perform such Services. Manager will, however, remain obligated to perform all Services as provided herein to the extent Company fails to adequately and timely perform such Services.
Section 4. Compensation. For the Services provided hereunder by Manager to Company, Company shall pay to Manager the Service Fee, payable on each Quarterly Payment Date beginning with the Quarterly Payment Date in March 2008, and on each such date thereafter. In addition, Company agrees to reimburse Manager for any Lease Level Payables to the extent hereafter paid with funds of Manager rather than funds of Company. The foregoing Service Fee and reimbursements shall be the only amounts payable by Company to Manager.
Section 5. Representations and Warranties. Each of Parent and Manager represents and warrants to Company and to the Express Beneficiaries that:
(a) No Default. Neither Parent nor Manager is in default hereunder.
[Amended and Restated Management Services Agreement]

(b) Organization and Good Standing. Each Related Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby, and is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.
(c) Authorization. Each of Parent and Manager has duly taken all action necessary to authorize the execution and delivery by it of this Agreement and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder. Each Related Party has duly taken all action necessary to authorize the execution and delivery by it of the Related Contracts to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.
(d) No Conflicts or Consents. The execution and delivery by Parent and Manager of this Agreement and by each Related Party of the Related Contracts to which it is a party, the performance by each of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Related Party, or (3) any material agreement, judgment, license, order or permit applicable to or binding upon any Related Party, (ii) result in the acceleration of any Indebtedness owed by any Related Party, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Party. No permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by Manager or Parent of this Agreement or by any Related Party of any Related Contract or to consummate any transactions contemplated hereby or thereby.
(e) Enforceable Obligations. This Agreement and the Related Contracts are the legal, valid and binding obligations of the Related Parties who are parties hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.
(f) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by Manager or Parent to Administrative Agent or any Holder in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Manager or Parent (other than industry-wide risks normally associated with the types of businesses conducted by Company and the Related Parties) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Manager or Parent (other than industry-wide risks normally associated with the types of businesses conducted by Company and the Related Parties) that has not been disclosed to Administrative Agent in writing that is materially likely to cause a material adverse effect on Manager’s, Parent’s, or Company’s business, operations, properties, assets, condition (financial or otherwise) or prospects.
[Amended and Restated Management Services Agreement]

(g) Litigation. Except for litigation, if any, that is disclosed in the Note Purchase Agreement or as described in Schedule 1 hereto, there is no action, suit or proceeding pending before any Governmental Authority or, to Manager’s or Parent’s knowledge, threatened against or otherwise affecting the Related Parties, the Properties, or the transactions contemplated under the Related Contracts or the Note Documents.
(h) Names and Places of Business. Manager has not been known by, or used any other trade or fictitious name. The chief executive office and principal place of business of Manager is (and has since its formation been) located at the address of Manager set out in Section 10. Parent has not been known by, or used any other trade or fictitious name. The chief executive office and principal place of business of Parent is (and has since its formation been) located at the address of Parent set out in Section 10.
(i) Solvency. Upon giving effect to the execution of this Agreement and the Related Contracts and the consummation of the transactions contemplated hereby and thereby, each of the following statements will be true with respect to each of Parent and Manager: (i) it will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), (ii) the sum of its absolute and contingent liabilities will not exceed the fair market value of its assets, (iii) its capital will be adequate for the businesses in which it is engaged and intends to be engaged, and (iv) it has not has incurred, nor does it intend to incur or believe that it will incur, debts that will be beyond its ability to pay as such debts mature.
(j) Financial Information. Parent has heretofore delivered to Company and each Holder true, correct and complete copies of the Initial Parent Financial Statements. The Initial Parent Financial Statements fairly present Parent’s financial position at the respective dates thereof and the results of Parent’s operations and Parent’s cash flows for the respective periods thereof. Since the date of the annual Initial Parent Financial Statements no material adverse change has occurred. However, since the Closing Date, (i) Parent has become involved in the Existing Litigation, (ii) Parent makes no representation or warranty as to whether the Existing Litigation constitutes a material adverse change, and (iii) the preceding sentence is so qualified by the existence of such Existing Litigation. All Initial Parent Financial Statements were prepared in accordance with GAAP.
(k) Value of Consideration. The value of the consideration received and to be received by each of Parent and Manager in connection with this Agreement and the other Note Documents is reasonably worth at least as much as its liabilities and obligations hereunder, and the same may reasonably be expected to benefit it, directly or indirectly.
(l) Costs. Each of Parent and Manager anticipates that the amount of the Budgeted Drilling and Completion Costs will be sufficient to pay for the drilling and completion of the wells to be drilled pursuant to the APOD (as amended) and that Company will not incur Excess Capital Costs.
[Amended and Restated Management Services Agreement]

Section 6. Covenants.
(a) No Proceedings. Each of Parent and Manager hereby agrees not to commence, join any other Person in commencing, or authorize a trustee or other Person acting on Company’s behalf or on behalf of others to commence, any bankruptcy, reorganization, arrangement, insolvency, liquidation, or receivership proceeding with respect to Company or any Related Party (or the assets of any of them) under the laws of the United States or any state of the United States.
(b) Performance Under Note Documents. Each of Parent and Manager agrees not to take any action that would prevent or delay Company or any Related Party from performing its obligations under any Note Document or Related Contract to which it is a party.
(c) Funds in Trust. To the extent that Manager or Parent ever receives any proceeds of production from the Properties, any other proceeds of the Properties, or any other funds in any way accruing to the Properties or otherwise belonging to Company, Manager and Parent will account for such proceeds and funds and immediately pay the same into the Collateral Account and, pending such payments, will hold all such proceeds and funds in trust for Company and Holder Parties and will keep such funds separate from its own funds.
(d) Maintenance of Existence and Qualifications. Each of Parent and Manager will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law.
(e) Financial Statements. Parent will at all times maintain full and accurate books of account and records, will maintain and will cause its Subsidiaries to maintain a standard system of accounting, and will furnish, at its expense, the following statements and reports to Company and each Holder Party:
(i) As soon as available, and in any event within one hundred and five (105) days after the end of each of its fiscal years, complete consolidated financial statements of itself and its subsidiaries together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by an independent certified public accounting firm selected by it and acceptable to Administrative Agent, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such fiscal year and consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year.
(ii) As soon as available, and in any event within sixty (60) days after the end of each of its fiscal quarters, complete consolidated financial statements of itself and its subsidiaries. These financial statements shall contain consolidated balance sheet as of the end of such fiscal quarter and consolidated statements of earnings and of cash flows for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.
[Amended and Restated Management Services Agreement]

(f) Non-Consolidation. Each of Parent and Manager will (i) maintain entity records and books of account separate from those of its Affiliates, (ii) not commingle its funds or assets with those of any of its Affiliates, and (iii) provide that is board of directors or other analogous governing body (as applicable) will hold all appropriate meetings to authorize and approve such its actions, which meetings will be separate from those of other entities.
(g) Lease Level Payables. Manager will cause the Lease Level Payables to be paid from Company’s funds and in accordance with the requirements of the Note Purchase Agreement.
(h) Excess Drilling & Completion Costs. If Company ever becomes liable for any Excess Drilling & Completion Costs, each of Parent and Manager agrees to timely pay the same from its own funds, without reimbursement from Company, and hereby waives and releases any right of reimbursement or subrogation, any Lien, or any similar right that it might otherwise have against Company or its assets.
(i) Related Contracts. Each of Parent and Manager hereby agrees to promptly, completely and fully perform, and Parent herby agrees to cause its Subsidiaries to perform, all of its and their obligations and undertakings under, by reason of, or pursuant to the Related Contracts to which any of them is a party. Each Related Party will at all times maintain sufficient assets, net worth and personnel to enable it to perform all of its obligations under this Agreement and the Related Contracts to which it is a party. In furtherance of the foregoing provisions of this subsection and not in limitation thereof, each Related Party hereby agrees not to sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income.
(j) AMI. Company will be the only Subsidiary of Parent that now or hereafter owns any Oil and Gas Property of any kind within the AMI, except that MV Pipeline and GO, LLC may continue to own the Oil and Gas Properties it presently owns. Parent will not acquire, and will not allow any of its Subsidiaries or Affiliates other than Company to acquire, any Oil and Gas Property in the Project Area, and if any of them now or hereafter acquires any Oil and Gas Property within the Project Area, Parent will cause such Oil and Gas Property to be promptly transferred to Company as a capital contribution.
(k) Guaranty of Manager’s Performance. Parent hereby irrevocably, absolutely, and unconditionally guarantees to Company (and to each Express Beneficiary) the prompt, complete, and full performance when due, and no matter how the same shall become due, of all promises, undertakings, and obligations of Manager under this Agreement.
[Amended and Restated Management Services Agreement]

Section 7. Term. The respective rights, duties, and obligations of the parties hereunder shall commence on the effective date hereof, shall continue until the Obligations have been fully and finally paid, and thereupon shall be renewed and shall continue automatically for additional one (1) year terms thereafter; provided that any party hereto may, once the Note Purchase Agreement has been terminated and all Obligations paid in full, terminate this Agreement by giving written notice of termination to the other parties at least thirty (30) days prior to the date as of which such termination is to be effective. In addition, upon the occurrence and during the continuance of an Event of Default under the Note Purchase Agreement (other than the Designated Defaults defined and described in the First Amendment to Note Purchase Agreement of even date herewith among Company, Administrative Agent, and the Holders), Administrative Agent may, in its discretion, elect to terminate this Agreement at any time, and in such event (x) Company’s only payment obligations to Manager will be for Services rendered prior to the date of such termination, and (y) Manager will have no right or obligation hereunder to perform Services after the date of such termination
Section 8. Subordination. As used herein, “Subordinated Liabilities” means any and all Liabilities that are at any time owed by Company to Manager or Parent, other than Company’s obligation to reimburse Manager for Lease Level Payables as described in Section 4. Each of Parent and Manager hereby subordinates and makes inferior to the Obligations any and all Subordinated Liabilities that now or at any time hereafter may be owed to it by Company and further agrees that:
(a) it will never permit Company to pay any Subordinated Liabilities or any part thereof or accept payment from Company of any Subordinated Liabilities or any part thereof without the prior written consent of Administrative Agent, and
(b) it will never accept or retain any Distributions except as permitted under the Note Purchase Agreement or accept any other payments from Company other than payments of Subordinated Liabilities to which Administrative Agent has consented in writing.
If Manager or Parent receives any payment of Subordinated Liabilities or any such Distribution without the prior written consent of Administrative Agent, the amount so paid shall be held in trust for the benefit of Holder Parties, shall be segregated from its other funds, and shall forthwith be paid over to Administrative Agent. Each of Parent and Manager hereby further subordinates and makes inferior to the liens and security interests from time to time granted under the Note Documents any liens or security interests in its favor that burden or encumber any of the Properties or assets of Company and agrees that it will, immediately upon request from Administrative Agent, release any such lien or security interest. Administrative Agent hereby consents to the payment of the Service Fee, as and when provided in Section 4, but only so long as no Default or Event of Default exists.
[Amended and Restated Management Services Agreement]

Section 9. Obligations Hereunder Not Affected; Waivers. No action that Company or its Subsidiaries, any Express Beneficiary or any Holder may take or omit to take in connection with this Agreement, any Related Contract, or any of the Note Documents, no course of dealing by Company or its Subsidiaries with any Related Person or any other Person, and no change of circumstances, shall release or diminish Manager’s or Parent’s obligations, liabilities, agreements or duties hereunder, affect this Agreement in any way, or afford Manager or Parent any recourse or setoff against Company or its Subsidiaries, any Express Beneficiary or any Holder, regardless of whether any such action or inaction may be detrimental in any way to any Related Person, to Company or any of its Subsidiaries, or to any of the Properties. Each of Parent and Manager hereby waives, with respect to this Agreement and the Related Contracts: (a) notice that Administrative Agent, any Holder Party, Company, or any other Person has taken or omitted to take any action under any Note Document; (b) notice of acceptance of this Agreement; (c) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance, with respect to any Obligation; (d) notice of intention to accelerate, notice of acceleration, protest, and notice of protest with respect to any Obligation; and (e) all other notices whatsoever. Administrative Agent and Holder Parties shall have the right to enforce, from time to time, in any order and at their sole discretion, any rights, powers and remedies that they may be entitled to exercise under the Note Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible. No failure on the part of Administrative Agent or any Holder Party to exercise, and no delay in exercising, any right hereunder or under any other Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Administrative Agent and Holder Parties provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Administrative Agent and Holder Parties hereunder are not conditional or contingent on any attempt by Administrative Agent or any Holder Party to exercise any of its rights under any other Note Document against Company or any other Person.
Section 10. Notices. Any notice which may be given hereunder shall be ineffective unless in writing and either delivered by registered or certified mail with return receipt requested to the addresses set out below or delivered by hand with written acknowledgment of receipt. The addresses for notice are as follows:

For Manager:	Rio Vista Operating LLC 2121 Rosecrans Avenue, Suite 3355 El Segundo, California 90245 Attention: Ian Bothwell Telecopier: (310) 563-6255

With a copy to:	Kevin Finck 100 Spear Street, Suite 700 San Francisco, CA 94111
[Amended and Restated Management Services Agreement]

For Parent:	Rio Vista Energy Partners L.P. 2121 Rosecrans Avenue, Suite 3355 El Segundo, California 90245 Attention: Ian Bothwell Telecopier: (310) 563-6255

With a copy to:	Kevin Finck 100 Spear Street, Suite 700 San Francisco, CA 94111

For Company:	Rio Vista Penny LLC 2121 Rosecrans Avenue, Suite 3355 El Segundo, California 90245 Attention: Ian Bothwell Telecopier: (310) 563-6255

With a copy to: For	Kevin Finck 100 Spear Street, Suite 700 San Francisco, CA 94111

Administrative Agent and Holders:	TCW Asset Management Company, as Administrative Agent 333 Clay Street, Suite 4150 Houston, TX 77002 Attention: Patrick Hickey Telecopier: (713) 615- 7460

With a copy to:	TCW Asset Management Company 865 South Figueroa Street, Suite 1800 Los Angeles, CA 90017 Attention: R. Blair Thomas Telecopier: (213) 244-0604
Any such address may be changed at any time by written notice in accordance herewith. Each notice hereunder shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, or three business days after depositing it in the United States mail with postage prepaid and properly addressed.
Section 11. Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party hereto may assign its rights hereunder without the written consent of the other parties and of Administrative Agent. The Express Beneficiaries may pledge, assign, or otherwise transfer any or all of its rights hereunder to any other Persons, and each such other Person shall thereupon become an Express Beneficiary hereunder.
[Amended and Restated Management Services Agreement]

Section 12. Express Beneficiaries. Company, Parent, and Manager agree that Administrative Agent, each Holder Party, and their respective successors and assigns (collectively, the “Express Beneficiaries”) (i) are each an express and intended third party beneficiary of the covenants and agreements made in this Agreement by Manager (which benefits are immediate and not incidental), and (ii) have each acted in reliance upon its status as a third party beneficiary as set forth above (including entering into the Note Documents to which it is a party).
Section 13. Amendment. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by all parties hereto and Administrative Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any party hereto therefrom, shall be effective unless it is in writing and signed by the other parties hereto and Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 14. Unenforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 15. Survival of Agreements. Manager’s, Parent’s, and Company’s various representations, warranties, covenants and agreements in this Agreement shall survive the execution and delivery of this Agreement and the other Note Documents and the performance hereof and thereof.
Section 16. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and any prior agreements, written or oral, relating thereto are hereby superseded.
Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.
Section 18. Consent to Jurisdiction. Each of Parent and Manager hereby irrevocably (i) submits itself to the non-exclusive jurisdiction of the state and federal courts sitting in the State and County of New York, (ii) agrees and consents that service of process may be made upon it and any of its Subsidiaries in any legal proceeding relating to this Agreement, the Note Documents or the Obligations by any means allowed under New York or federal law, and (iii) waives any objection that it may now or hereafter have to the venue of any such proceeding being in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
[Amended and Restated Management Services Agreement]

Section 19. Waiver of Jury Trial, Punitive Damages, etc. Each of Manager, Parent, and Company hereby knowingly, voluntarily, intentionally, and irrevocably:
(a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with this Agreement or the Note Documents or any transaction contemplated hereby or thereby or associated herewith or therewith, before or after maturity;
(b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any special, consequential, exemplary, or punitive damages (regardless of how named),
(c) certifies that no party hereto or Express Beneficiary and no representative or agent or counsel for any party hereto or Express Beneficiary has represented, expressly or otherwise, or implied that such party or Express Beneficiary would not, in the event of litigation, seek to enforce the foregoing waivers, and
(d) acknowledges that it has been induced to enter into this Agreement, the other Note Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section.
Section 20. Amendment and Restatement. This Agreement amends and restates in its entirety that certain Management Services Agreement dated as of November 19, 2007 (the “Original Agreement”) executed among the parties hereto (other than Manager) and Northport Production Company, an Oklahoma corporation (“Northport”), as manager. The parties hereto agree that (i) all of the terms hereof shall supersede the terms and provisions of the Original Agreement, (ii) that the obligations of Northport as manager under the Original Agreement have been assumed by and are the obligations of Manager and (iii) that Northport is hereby released from its obligations under the Original Agreement.
[Amended and Restated Management Services Agreement]

Section 21. RZB Subordination Agreement. Notwithstanding anything to the contrary contained herein, the rights and claims of any party hereto or any third party beneficiary hereunder against the Parent (or any of its assets) shall be subordinate in all respects to any and all obligations of the Parent owing to RZB Finance LLC (“RZB”), in accordance with the terms of the Agreement of Subordination and Assignment dated November 19, 2007 among the Parent, the Manager and the Company in favor of RZB.
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[Amended and Restated Management Services Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

RIO VISTA OPERATING LLC
By:
Ian Bothwell
Manager

RIO VISTA PENNY LLC
By:
Ian Bothwell
Manager

RIO VISTA ENERGY PARTNERS L.P.
By:	Rio Vista GP LLC, its general partner

By:
Ian Bothwell
Manager

ACKNOWLEDGED: TRUST COMPANY OF THE WEST, as Administrative Agent on behalf of Holder Parties
By:
Name:
Title:

By:
Name:
Title:
Signature Page
[Amended and Restated Management Services Agreement]

Schedule I
Litigation Disclosure